UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 23, 2003

	Exact name of registrant as specified	I.R.S.
	in its charter, state of incorporation,	Employer
Commission	address of principal executive offices,	Identification
File Number	Telephone	Number

1-16305	PUGET ENERGY, INC.	91-1969407
A Washington Corporation.
10885 - N.E. 4th Street
Bellevue, Washington 98004-5515
(425) 454-6363

1-4393	PUGET SOUND ENERGY, INC.	91-0374630
A Washington Corporation
10885 - N.E. 4th Street
Bellevue, Washington 98004-5515.
(425) 454-6363

ITEM 9. Regulation FD Disclosure

On October 23, 2003 the Company issued the following press release:

Puget Energy reports third quarter earnings
        Bellevue, Wash. (October 23, 2003) — Puget Energy (NYSE: PSD) today reported 2003 third-quarter income for common stock of $9.9 million, or 10 cents per share. In the same period a year ago, Puget Energy’s third quarter results were $6.6 million, or 7 cents per share.
        Puget Sound Energy (PSE), the regulated utility subsidiary of Puget Energy, reported third-quarter 2003 income for common stock of $8.4 million compared with $2.8 million for the same period in 2002. Utility results were driven primarily by customer growth, improved gas margin and lower interest expense, partially offset by higher variable power costs. InfrastruX Group, the unregulated utility construction services subsidiary of Puget Energy, contributed third-quarter 2003 net income of $1.6 million compared with $3.9 million for the 2002 period.
        “PSE continues to enjoy strong customer growth,” said Puget Energy President and CEO Stephen P. Reynolds. “In addition to being pleased with the quarter, I am also pleased with the progress we have made toward meeting our customers’ needs for electricity in the future,” added Reynolds.
        PSE announced yesterday that it has agreed with an affiliate of EPCOR Utilities, Inc. to acquire a 137 megawatt share of the Edmonton, Alberta, company’s 275 megawatt Frederickson Power facility near Tacoma, Washington. The natural gas fired plant began commercial operation last year. PSE’s total investment in the plant will be approximately $80 million, which is lower cost than construction of a new plant. The acquisition, subject to approval by the Washington Utilities and Transportation Commission (WUTC), could be completed in the first quarter of 2004.

Factors in Third-quarter 2003 Results:

•	PSE margins contributed 3 cents per share more to the 2003 third quarter than in the comparable period one year ago, as described in detail below.

•	Reduced PSE interest expense of $2.5 million in the third quarter of 2003 contributed 2 cents per share compared with the same period in 2002, a result of investing the net proceeds from a November 2002 common stock sale in PSE to reduce debt and the refinancing of higher cost securities. Over the last 12 months, PSE has reduced its total debt and debt-like instruments by more than $200 million, demonstrating the company’s commitment to improving PSE’s financial strength.

•	PSE’s Other Income increased $2.4 million compared with the same period a year ago, adding approximately 2 cents per share. The increase in Other Income is primarily related to lower costs for long-term equity incentive plans and to gains received on corporate owned insurance.

•	PSE’s energy sales to its utility customers are seasonal, with the highest volume of sales occurring during the heating season in the first and fourth calendar quarters and the lowest sales during the third quarter.

•	Puget Energy sold approximately $115 million of common stock during the fourth quarter 2002, investing the proceeds in PSE. The dilutive impact of these additional shares reduced earnings by 1 cent per share compared with the third quarter one year ago.

•	PSE’s common equity ratio was 37.0 percent at September 30, 2003 compared to 32.7 percent at September 30, 2002. PSE is well ahead of the requirement in its July 2002 rate settlement to rebuild its common equity ratio to 39 percent over a 3½- year period, with milestones of 34 percent, 36 percent and 39 percent at the end of 2003, 2004 and 2005 respectively.

•	Puget Energy’s unregulated utility construction services subsidiary, InfrastruX Group, continued to be impacted by the effects of weather and softness in spending by its utility customers, contributing income of $1.6 million in the third quarter of 2003 compared with $3.9 million in the third quarter of 2002. InfrastruX Group’s quarterly results reduced Puget Energy’s income by 2 cents per share in the third quarter of 2003 compared with the same period a year ago.

Utility Electric Margin:
        PSE’s pre-tax electric margin was approximately $2.0 million lower in the third quarter 2003 compared with the third quarter in 2002. The reduction in electric margin primarily reflects $5.8 million of excess variable power costs that PSE absorbed under its PCA mechanism in the third quarter of 2003, offset in part by higher sales of electricity, compared with $1.8 million of excess power costs in the third quarter of 2002.
        The PCA mechanism allows the company to recover variable power costs on a shared basis with its customers if PSE’s costs vary from a normalized level established in electric rates. All significant variable power-supply costs are included in the PCA mechanism (hydroelectric generation variability, market price variability for purchased power and surplus power sales, natural gas and coal fuel price variability, generation unit forced outage risk and wheeling cost variability).
        Under the PCA, PSE’s cumulative maximum pre-tax earnings exposure due to power-supply cost variations over the four year period ending June 30, 2006 is limited to $40 million plus 1 percent of the excess. As previously reported, the Company expects to reach the $40 million cumulative cap under the PCA mechanism by the end of 2003, primarily as a result of below normal hydroelectric conditions in the Pacific Northwest region. PSE’s share of cumulative variable power cost underrecovery under the PCA mechanism, which began on July 1, 2002, was $29.9 million at September 30, 2003.
        PSE’s electric margin represents electrical sales to its retail and transportation customers less the cost of generating and purchasing electric energy sold to customers, including transmission costs to bring electric energy to PSE’s service territory.

Utility Gas Margin:
        PSE’s pre-tax gas margin was approximately $6.5 million higher in the third quarter of 2003 compared with the third quarter of 2002 reflecting continued customer growth coupled with the impact of the $35 million annual increase in the general gas tariff that went into effect in September 2002.
        PSE’s gas margin represents gas sales to its retail and transportation customers less the cost of gas purchased, including costs to bring gas to PSE’s service territory.

2003 Outlook:
        The company reaffirmed its current earnings guidance for its regulated utility subsidiary, PSE, in the range of $1.25 to $1.35 per share, assuming normal weather in the fourth quarter. InfrastruX is expected to contribute less than 5 cents per share to Puget Energy’s 2003 earnings. “While I am disappointed with InfrastruX’s performance in this difficult year for the utility construction services sector, management expects that InfrastruX’s earnings will improve in 2004,” added Reynolds.

Conference Call:
Puget Energy will provide additional information regarding its third-quarter 2003 results during a conference call for analysts scheduled at 10 a.m. ET (7 a.m. PT) tomorrow, Friday, October 24, 2003. The call will be broadcast live through a Web cast at www.pse.com by accessing the Investors section of the Web site. The Web cast will be archived and available for replay following the live call. A tape-recorded replay of the call will be available two hours after completion of the conference on October 24 through midnight (ET) Friday, November 7, 2003 by dialing 1-888-286-8010 and entering the conference identification number at 60405169.

_________________

Certain statements contained in this news release are “forward-looking statements” within the meaning of the federal securities laws. Although Puget Energy and Puget Sound Energy believe that the expectations reflected in such statements are reasonable, there can be no assurance that the expected results will be achieved. For additional information concerning certain assumptions, risks, and uncertainties involved in the forward-looking statements contained herein, please refer to Puget Energy’s reports on file with the SEC.

PUGET ENERGY — SUMMARY INCOME STATEMENT
(In thousands, except per-share amounts)

	Unaudited		Unaudited
	Three months ended 9/30[1]		Nine months ended 9/30

	2003	2002[2]	2003	2002[2]

Operating revenues
Electric	$343,470	$299,443	$1,108,664	$978,814
Gas	78,171	65,788	382,706	524,663
Other	93,926	93,245	258,015	234,878

Total operating revenues	515,567	458,476	1,749,385	1,738,355

Operating expenses
Purchased electricity	174,937	132,820	606,972	442,731
Purchased gas	35,469	31,126	179,795	324,444
Electric generation fuel	21,252	16,856	47,415	96,716
Residential exchange	(32,894)	(26,427)	(122,550)	(100,139)
Unrealized (gain) loss on derivative instruments	905	(335)	383	(12,083)
Utility operations & maintenance	67,682	68,933	211,632	208,505
Other operations & maintenance	81,435	76,316	229,072	193,025
Depreciation & amortization	59,159	57,190	176,424	170,495
Conservation amortization	9,897	4,216	23,914	9,985
Taxes other than income taxes	43,176	40,928	147,787	159,843
Income taxes	160	(245)	36,358	34,332

Total operating expenses	461,178	401,378	1,537,202	1,527,854

Operating income	54,389	57,098	212,183	210,501
Other income (net of tax)	2,663	230	5,614	4,055

Income before interest charges & minority interest	57,052	57,328	217,797	214,556
Interest charges
Interest expense	44,845	48,439	138,491	147,518
Mandatorily redeemable securities interest expense[4]	1,048	--	1,048	--

Total interest charges	45,893	48,439	139,539	147,518

Minority interest	156	377	106	679

Net income before cumulative effect of
accounting change	11,003	8,512	78,152	66,359
FAS-143 transition adjustment loss (net of tax)	--	--	169	--

Net Income	11,003	8,512	77,983	66,359
Less preferred stock dividend accruals[4]	1,118	1,940	4,779	5,892

Income for common stock	$9,885	$6,572	$73,204	$60,467

Common shares outstanding	94,125	87,618	93,930	87,388
Diluted shares outstanding	94,635	87,975	94,440	87,737

Basic earnings per common share before
cumulative effect of accounting change	$0.10	$0.07	$0.78	$0.69
Cumulative effect of accounting change	--	--	--	--

Basic earnings per common share	$0.10	$0.07	$0.78	$0.69

Diluted earnings per common share before
cumulative effect of accounting change	$0.10	$0.07	$0.77	$0.69
Cumulative effect of accounting change	--	--	--	--

Diluted earnings per common share[3]	$0.10	$0.07	$0.77	$0.69

[1]	Partial-year results may not accurately predict full-year performance, as earnings are significantly affected by weather.
[2]	Certain amounts previously reported have been reclassified to conform with current year presentations with no effect on net income.
[3]	Diluted earnings per common share include the dilutive effect of securities related to employee compensation plans.
[4]	Effective July 1, 2003, SFAS 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity," requires companies with equity that has characteristics of debt to classify their dividends as interest expense instead of as preferred stock dividends.

PUGET SOUND ENERGY1 — UTILITY OPERATING DATA

	Three months ended 9/30		Nine months ended 9/30

	2003	2002	2003	2002

Energy sales revenues ($ in thousands; unaudited)
Electricity
Residential	$114,544	$116,022	$442,275	$468,069
Commercial	135,128	129,394	411,231	399,944
Industrial	21,465	22,869	66,306	68,084
Other retail sales[2]	8,175	3,782	(7,090)	(15,806)

Subtotal, retail sales	279,312	272,067	912,722	920,291
Transportation[2]	2,618	4,791	9,229	12,873
Sales to other utilities & marketers	52,142	19,841	161,782	50,883
Other[3]	9,398	2,744	24,931	(5,233)

Total electricity sales	343,470	299,443	1,108,664	978,814
Gas
Residential	41,281	33,208	236,672	315,670
Commercial	24,599	22,252	108,135	163,711
Industrial	5,996	4,947	19,153	28,381

Subtotal, retail sales	71,876	60,407	363,960	507,762
Transportation	3,643	3,068	10,503	9,024
Other	2,652	2,313	8,243	7,877

Total gas sales	78,171	65,788	382,706	524,663

Total energy sales revenues	$421,641	$365,231	$1,491,370	$1,503,477

Energy sales volumes (Unaudited)
Electricity (in mWh)
Residential	1,854,841	1,803,389	7,180,292	7,340,492
Commercial	2,058,314	1,986,181	6,100,560	5,979,395
Industrial	341,076	367,484	1,030,225	1,062,665
Other[2]	73,560	30,009	(186,586)	(319,042)

Subtotal, retail sales	4,327,791	4,187,063	14,124,491	14,063,510
Transportation[2]	521,252	730,959	1,521,366	1,801,715
Sales to other utilities & marketers	1,215,015	1,026,461	4,293,359	2,379,170

Total mWh	6,064,058	5,944,483	19,939,216	18,244,395
Gas (in 000's of therms)
Residential	42,353	33,521	315,033	337,893
Commercial	34,139	35,530	177,915	207,694
Industrial	9,458	9,048	32,968	37,992
Transportation	46,152	47,776	155,284	151,532

Total gas volumes	132,102	125,875	681,200	735,111

Margins[4] ($ in thousands; unaudited)
Electric	$139,610	$141,564	$458,536	$437,422
Gas	33,606	27,080	161,400	149,401

Customers served[5] (Unaudited)
Electricity
Residential	856,801	842,170	851,994	838,899
Commercial	109,403	103,538	108,118	102,337
Industrial	3,947	3,897	3,947	3,929
Other	2,084	1,931	2,048	1,891
Transportation	16	15	16	15

Total electricity customers	972,251	951,551	966,123	947,071
Gas
Residential	585,947	565,585	580,704	562,539
Commercial	47,488	46,347	47,244	46,407
Industrial	2,709	2,735	2,721	2,775
Transportation	134	129	135	117

Total gas customers	636,278	614,796	630,804	611,838

Weather (Unaudited)
Actual heating degree days	135	235	2,832	3,324
Normal heating degree days[6]	238	238	3,068	3,068

[1]	Puget Sound Energy (PSE) is the electric and natural gas utility subsidiary of Puget Energy.
[2]	Includes change in unbilled revenues.
[3]	Includes Conservation Trust collection and sales of non-core gas supplies. As of the third quarter 2003 the Conservation Trust payments to bondholders are no longer shown as a reduction in revenue but as an expense due to the consolidation of the Conservation Trust onto Puget Sound Energy’s books beginning July 1, 2003. There is no impact on net income.
[4]	Electric margin is electric sales to retail and transportation customers less the cost of generating and purchasing electric energy sold to customers, including transmission costs, to bring electric energy to PSE’s service territory. Gas margin is gas sales to retail and transportation customers less the cost of gas purchased, including gas transportation costs, to bring gas to PSE’s service territory.
[5]	Quarterly data represents average served during September; Nine months ended data represents average for the nine months ended.
[6]	Seattle-Tacoma Airport statistics reported by NOAA which are based on a 30-year average, 1971-2000.

PUGET ENERGY — SEGMENT RESULTS (in thousands)
Three months ended 9/30/03 (Unaudited)	Regulated Utility Operations	InfrastruX	Other[1]	Puget Energy Total

Revenues	$421,641	$93,142	$784	$515,567
Depreciation and amortization	54,881	4,216	62	59,159
Income taxes	(1,260)	1,492	(72)	160
Operating income	51,081	3,390	(82)	54,389
Interest charges	44,178	1,662	53	45,893
Net income	9,396	1,616	(9)	11,003
Goodwill, net	--	134,692	--	134,692
Total assets	5,104,096	348,998	78,337	5,531,431

Three months ended 9/30/02 (Unaudited)

Revenues	$365,231	$92,373	$872	$458,476
Depreciation and amortization	53,351	3,784	55	57,190
Income taxes	(3,862)	3,564	53	(245)
Operating income	51,002	5,871	225	57,098
Interest charges	46,876	1,563	--	48,439
Net income	4,335	3,952	225	8,512

Nine months ended 9/30/03 (Unaudited)

Revenues	$1,491,370	$256,162	$1,853	$1,749,385
Depreciation and amortization	164,074	12,176	174	176,424
Income taxes	35,528	964	(134)	36,358
Operating income	206,856	5,236	91	212,183
Interest charges	135,349	4,119	71	139,539
Net income	74,939	1,007	2,037	77,983

Nine months ended 9/30/02 (Unaudited)

Revenues	$1,503,477	$229,256	$5,622	$1,738,355
Depreciation and amortization	161,024	9,308	163	170,495
Income taxes	26,102	6,514	1,716	34,332
Operating income	196,021	12,034	2,446	210,501
Interest charges	143,558	3,960	--	147,518
Net income	56,616	7,476	2,267	66,359

Goodwill at 12/31/02	$--	$125,555	$--	$125,555
Total assets at 12/31/02	5,208,487	319,248	129,756	5,657,491

[1]	Includes the non-regulated subsidiaries of Puget Sound Energy and miscellaneous holding company expenses. The principal non-regulated subsidiary of PSE is a real estate development company.

PUGET SOUND ENERGY — CAPITALIZATION
(In thousands)	(Unaudited) At September 30, 2003		At December 31, 2002

	Amount	%	Amount	%

Short-term debt	$9,330	0.2%	$30,340	0.7%
Corporation obligated, mandatorily redeemable
securities of subsidiary trust holding solely
junior subordinated debentures of the corporation	280,250	7.2%	300,000	7.6%
Mandatorily Redeemable Preferred Stock and
Long-term debt, including current maturities	2,112,700	54.1%	2,136,994	54.1%
Preferred Stock	60,000	1.5%	60,000	1.5%
Common Equity	1,443,665	37.0%	1,426,121	36.1%

Total capitalization including short-term debt	$3,905,945	100.0%	$3,953,455	100.0%

PUGET SOUND ENERGY
Unrestricted cash	$17,943		$161,475

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PUGET ENERGY, INC.

PUGET SOUND ENERGY, INC.

/s/ James W. Eldredge
James W. Eldredge
Corporate Secretary and Chief Accounting Officer
Date: October 23, 2003